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                                                                   EXHIBIT 10.33

                             AMENDMENT NO. 1996-1
                                    TO FORM OF
                      NONQUALIFIED STOCK OPTION AGREEMENT

          This Amendment No. 1996-1 is made to that certain Nonqualified Stock Option Agreement (the "Agreement"), issued under the Great Western Financial Corporation 1988 Stock Option and Incentive Plan (the "Plan"), and entered into as of ___________, 19__ by and between Great Western Financial Corporation (the "Company") and ______________ (the "Employee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

          WHEREAS, the Company has determined that it is in its best interest and that of its stockholders to amend the Agreement as set forth herein; and

          WHEREAS, the Employee has agreed to amend the Agreement as provided herein;

          NOW, THEREFORE, the Agreement is amended as follows:

          1. Each of Sections 6(a) and 6(b) of the Agreement is amended to read as follows:

               (a) if the Employee's employment terminates (other than (i) as a result of death, (ii) after having attained 55 years of age with five
          (5) years of vesting service under the Great Western Retirement Plan (as in effect as of January 1, 1997) (the "Retirement Plan") (such termination hereinafter referred to as being the result of "Retirement") or (iii) at the request of the Corporation or any Subsidiary as determined by the Administrator in its sole discretion), the Employee may at any time within a period of three months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

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               (b) if the Employee's employment terminates as a result of
          Retirement, the Employee may at any time within a period of two years after such Retirement exercise the Option to the extent the Option was exercisable at the date of such retirement; provided, that, for purposes of the Option, an Employee shall be deemed to have terminated as a result of Retirement if, following the date on which the Em-ployee has attained 55 years of age, during a Potential Change in Control Period or during the two (2)-year period following a Change in Control, such Employee's employment is terminated under the circum-stances described in subsection (d) of this Section 6);

          2. The Agreement is amended by (1) deleting from the end of Section 6(c) thereof the "." and inserting in lieu thereof "; and" and (3) inserting immediately following Section 6(c) thereof the following as a new Section 6(d):

               (d) if, during a Potential Change in Control Period (whether or not a Change in Control subsequently occurs), the Employee's employment is terminated by the Corporation or a Subsidiary without cause or by the Employee under circumstances that would entitle such individual to terminate employment and receive severance and other benefits (i) if the Employee is a member of the Executive Management Committee, under his or her employment agreement or (ii) if the Employee is not a member of the Executive Management Committee, under the Company's Special Severance Plan (whether or not the Employee is a participant in such Plan), then any portion of the Option that was not then exercisable shall become fully exercisable;

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          3.   Section 16 of the Agreement is amended in its entirety to read as follows:

               16. Successors. This Agreement shall be binding upon and inure
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          to the benefit of the Company, its successors and assigns, and of the
          Employee and the Employees Beneficiaries and Personal Representatives.

          The effective date of this Amendment No. 1996-1 shall be December 10, 1996. Except as herein modified, the Agreement shall remain in full force and effect.

                         GREAT WESTERN
                           FINANCIAL CORPORATION



                         By:/s/ J. Lance Erikson
                            --------------------
                         Executive Vice President,
                         General Counsel and Secretary

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